UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant To Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1889548
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

309 North Fifth Street, Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129736 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Convertible Preferred Stock

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Series A Convertible Preferred Stock, $.01 par value per share, is set forth in the Registrant’s Registration Statement on Form S-1/A (File No. 333-129736), as filed with the Securities and Exchange Commission on December 23, 2005, under the heading “Description of Series A Convertible Preferred Stock” in the Registrant’s Prospectus therein, and incorporated herein by reference.

Item 2. Exhibits.

4.1	Form of Articles of Amendment to Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 4.1 to Supertel Hospitality’s Registration Statement on Form S-1/A filed on December 23, 2005).

4.2	Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

4.3	Third Amended and Restated Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.2 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.4	Form of Series A Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.5 to Supertel Hospitality’s Registration Statement on Form S-2 filed on November 16, 2005).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Supertel Hospitality, Inc.

By:	/S/ DONAVON A. HEIMES
Name: Donavon A. Heimes Title: Chief Financial Officer, Treasurer and Secretary

Date: December 27, 2005

EXHIBIT INDEX

Exhibit	Description	Page No.

4.1	Form of Articles of Amendment to Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 4.1 to Supertel Hospitality’s Registration Statement on Form S-1/A filed on December 23, 2005).

4.2	Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

4.3	Third Amended and Restated Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.2 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.4	Form of Series A Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.5 to Supertel Hospitality’s Registration Statement on Form S-2 filed on November 16, 2005).